Exhibit 10.4

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the “Agreement”), effective as of the effective date set forth in Schedule 1 (the “Effective Date”), is entered by and between Metro One Telecommunications Inc., having its address as set forth in Schedule I hereto (the “Company”), and Bianca Meger (S.B Meger Consulting, Management and Investment) whose details are set forth in Schedule I hereto (“Consultant”).

WHEREAS	the Company desires that Consultant provide the Company with certain services and Consultant wishes to provide such services to the Company;

WHEREAS,	Consultant is ready, qualified, willing and able to carry out all of her obligations and undertakings under this Agreement;

WHEREAS,	the Consultant has chosen for Consultant’s own personal reasons (including physical and financial reasons) to be engaged with the Company as an independent contractor; and

WHEREAS,	the Company desires to retain the services of Consultant pursuant to the terms and conditions set forth in this Agreement, and Consultant expresses consent to render the services, advice and assistance to Company on such terms and conditions as set forth hereinafter.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.	The Services

1.1.	Consultant shall provide the Company with management services as the CEO of the Company (the “Services”). As part of the Services, Consultant shall be responsible for the ongoing management of the Company’s business and affairs including without limitation its ongoing operation, its sales and marketing activities, reporting and regulatory duties of the Company being a US public company, as well as any other duty and responsibility as may be directed by the Board of Directors of the Company (the “Board”). The Consultant shall report to the Board on a regular basis.

1.2.	Consultant shall preform the Services from the Company’s offices in Israel, as may be from time to time. It is clarified however that the main offices of the Company are located in the US offices and accordingly, the performance of the Services shall require working with US personnel during US working hours as well as frequent traveling abroad to the US main offices and/or for other work meetings and assignments as shall be from time to time. It is further clarified that the performance of the Services might require immediate response to urgent or unexpected assignments that might require urgent traveling aboard or connecting to the remote computer systems/servers of the Company, including outside of the ordinary work hours. The terms and conditions of providing the Services abroad will be according to the Company’s policy as shall be in effect from time to time.

1.3.	It is further clarified that concurrently with the signing of this Agreement, Consultant shall enter into an agreement with the Company’s subsidiary (the “Subsidiary”), for purpose of providing services as the Co-CEO of the Subsidiary. Consultant acknowledges her willingness to engage with the Company and the Subsidiary and understands and agrees that the Company shall not be responsible in any way whatsoever for any matter in connection with, or resulting from, Consultant’s engagement with the Subsidiary.

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1.4.	Consultant shall devote the necessary time required for the performance of the Services in a diligent, professional and faithful manner, which shall not be less than the time specified in Schedule I hereto (the “Estimated Monthly Scope”).

Notwithstanding the foregoing, it is acknowledged and agreed that the Services include management services which require a special degree of trust and do not enable the Company to supervise the actual hours of services to be performed by Consultant. Consultant further acknowledges and agrees that the performance of the Services may require, from time to time, to work beyond the Estimated Monthly Scope and beyond the regular working hours and on non-workdays and therefore the amount of the Consideration has been calculated to include an additional Global Overtime Compensation, which properly reflects the overtime hours that Consultant is expected to perform as part of the Services. Consultant hereby represents and warrants that such Global Overtime Compensation is fair and reasonable and accordingly Consultant shall not be entitled to any additional compensation of any kind resulting from, or in connection with, performing the Services beyond the Estimated Monthly Scope and/or beyond regular working hours or during non-workdays.

1.5.	Consultant shall not engage in other businesses and/or commercial activities outside the Services. Consultant represents that it owns certain businesses as set forth in Schedule I hereto and further represents that all such activities do not and shall not infringe on, or be inconsistent with, Consultant’s obligations and undertakings towards the Company pursuant to this Agreement.

2.	Consultant’s Representations, Warranties and Undertakings

Consultant hereby represents, warrants and undertakes, as follows:

2.1.	There is no legal or other restriction which could preclude or restrict the Consultant from executing this Agreement and performing all of Consultant’s commitments herein or that could require the consent of any person or entity. Consultant is not under any obligation, and no circumstances exist, which could create, directly or indirectly, a conflict of interest between the Consultant and the Company. In the event that the Consultant discovers that the Consultant has, or might have at some point in the future, any direct or indirect personal interest in any of the Company’s business, or a conflict of interest with the provision of the Services, Consultant shall immediately inform the Company upon such discovery.

2.2.	Consultant has the experience, expertise and ability to carry out the obligations and undertakings according to this Agreement. Consultant has the full right, power and legal capacity to enter into and deliver this Agreement and to perform its duties and other obligations hereunder. No approvals or consents of any persons or entities are required for Consultant to execute and deliver this Agreement or perform her duties and other obligations hereunder.

2.3.	Consultant is duly registered with the Israel Tax Authority and with the National Insurance Institute and solely responsible for the payment of any and all taxes and social security payments due to her earnings, in accordance with all relevant laws and regulations.

2.4.	Consultant hereby undertakes to comply with all Company regulations, rules, policies, procedures and objectives, which are relevant to the performance of the Services. The provisions of the Company’s policies as shall be from time to time, form an integral part of this Agreement and Consultant shall fully comply with all such policies.

2.5.	In the course of Consultant’s engagement with the Company, Consultant shall not utilize, any proprietary information of any other person or entity, including any previous or current employers, without due and timely permission to do so from the Company and the relevant third party.

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2.6.	Consultant shall not receive any payment and/or benefit from any third party, directly or indirectly, in connection with the Services to the Company. In the event Consultant breaches this subsection, without derogating from any of the Company’s rights by law or contract, such benefit or payment shall become the sole property of the Company and the Company may set-off such amount from any sums due to Consultant.

2.7.	Consultant has obtained all applicable business licenses and permits necessary to perform the Services hereunder, and that such Services shall be performed in accordance with the generally accepted professional standards and practices regarding such Services. In performing its duties hereunder, the Consultant shall observe, obey and comply with all applicable laws, ordinances, codes, orders, rules and regulations of any government or other duly constituted public authority including federal, state, municipal, and local governing bodies and agencies, having jurisdiction over the performance of the Services hereunder or any part thereof.

3.	Consideration

3.1.	Cash Fee; In consideration for the Services rendered by Consultant pursuant to this Agreement the Company shall pay Consultant the consideration specified in Schedule I, which consideration constitutes full and final consideration for the Services (the “Consideration”).

3.2.	Out-of-Pocket Expenses: The Company will reimburse Consultant for reasonable and appropriately documented out-of-pocket expenses incurred in the performance of the Services, provided that such expenses: (i) were specifically approved in advance and in writing by the Company, and (ii) were invoiced to the Company in a timely manner together with a proof of payment of the expenses.

3.3.	Setting Off: The Company will be entitled to deduct from and set off against amounts due to Consultant pursuant to this Agreement and/or pursuant to any other agreement, law, or otherwise, any amounts, which Consultant is required to pay the Company pursuant to this Agreement, any other agreement, any law, or otherwise.

3.4.	General: The Consideration and the expenses set forth in this Section 3 constitute the full, final, and absolute consideration for the Services and Consultant shall not be entitled to any additional compensation of any kind whatsoever in consideration for, or with respect to, the Services and/or this Agreement.

3.5.	Method of Payment: Payment to Consultant of amounts due pursuant to this Agreement shall be made by bank wiring to Consultant’s bank account (its details to be sent in writing by Consultant to Company) by no later than the 9th day of each calendar month with respect to Services rendered in the previous calendar month. Payment shall be made against, and subject to, a tax receipt to be dully issued by Consultant to the Company.

3.6.	Taxes: All amounts and benefits pursuant to this Agreement are gross amounts and Consultant shall be responsible for the payment of all taxes and mandatory payments applicable with respect to amounts paid, and benefits granted, under this Agreement. Company may withhold the applicable withholding tax up to the full rate under applicable law unless Consultant shall provide the Company with a valid certificate of exempt from, or reduced rate of, withholding tax and in such case, the Company shall comply with such certificate.

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4.	Reserved

5.	Term and Termination

5.1.	This Agreement shall commence upon the Effective Date and shall continue until terminated in accordance with this Section 5 (the “Term”).

5.2.	Notwithstanding anything to the contrary, this Agreement may be terminated by either party, at any time and for any or no reason, by giving the other party a prior written notice (the “Notice Period”) of 60 (sixty) days, provided however that during the first 2 (two) months of this Agreement, the Company shall be entitled to terminate this Agreement for any or no reason by giving a Notice Period of 7 (seven) days.

5.3.	Notwithstanding anything to the contrary, in the event that this Agreement is terminated by the Company for a Cause (as defined below), the Company shall be entitled to terminate this Agreement immediately with no prior notice.

5.3.1.  A termination for Cause is a termination due to any of the following:

5.3.1.1. The Consultant’s embezzlement of funds; or

5.3.1.2. The Consultant has been charged with a criminal offense involving moral turpitude; or

5.3.1.3. The Consultant’s act or omission which constitutes a fundamental breach of his duties and obligations pursuant to this Agreement, including any breach of trust or fiduciary duty owed to the Company, or a deliberate cause of harm to the Company or its business; or

5.3.1.4. The Consultant’s violation of the Consultant’s obligations as stated in Exhibit A below regarding confidentiality, intellectual property and non-competition.

5.4.	During the Notice Period, the Consultant shall continue the Services, and shall do all that is within the Consultant’s power to assist the smooth transfer of the Consultant replacement.

5.5.	The Company may, at its sole discretion, waive the actual service by the Consultant during the entire or part of the Notice Period, as it chooses, for whatever reason, with or without changing the date of termination of this Agreement.

5.6.	In the event of any termination of this Agreement, Consultant will promptly deliver to the Company all documents, data, records and other information pertaining to the Company and any other equipment belonging to the Company in Consultant’s possession, and Consultant will not take any documents or data, or any reproduction or excerpt of any documents or data, containing or pertaining to the Company.

6.	Confidentiality, Non-Competition and Proprietary Rights Undertaking

Simultaneously with the signing of this Agreement, and as a condition to the execution of this Agreement, Consultant shall sign an Undertaking in the form attached hereto as Exhibit A (the “Undertaking”).

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7.	Private Information

7.1	Consultant confirms and declares that Consultant has been informed that personal and private information about Consultant, which has been provided and/or shall be provided by Consultant to the Company during or as a result of performing the Services (the “Private Information”), is collected, held and processed by the Company and/or someone on its behalf during this Agreement, for the purposes of the ordinary course of business, including managing human resources and payments by the Company. Consultant declares that the abovementioned shall not be considered an infringement of Consultant’s privacy. In addition, Consultant confirms and declares that Consultant has been informed and hereby expressly agrees that the Company will be entitled to transfer the Private Information (in whole or in part) as part of the Company’s needs as mentioned above, to the following: (a) Public Entities as defined in the Privacy Protection Act, 1981, or in order for the Company to comply with any relevant legal requirements; (b) entities related to the Company, in Israel and abroad, including the Subsidiary and any other subsidiaries and associates of the Company; (c) legal advisors and tax consultants of the Company, as well as external entities that provide services of managing human resources and payroll to the Company; (d) third parties in the framework of any legal or economic due diligence; (e) other entities that are not mentioned in sections (a) to (d) above. In each of the above-mentioned transfers, the transferred Information shall be limited to the reasonable and necessary scope and the Company shall use its best efforts to ensure that the receiver of the Information shall undertake, to the extent possible, to preserve the privacy of the Private Information, at least at the level of privacy kept by the Company itself regarding the Private Information.

7.2	Consultant agrees that the Company may monitor Consultant’s use of the Systems (as defined below) and copy, transfer and disclose such electronic communications and content transmitted by or stored in such Systems, for purposes of the Company’s legitimate business interests, all in accordance with the Company’s policies from time to time, and subject to applicable law. For the purposes of this Section, the term “Systems” includes all of the computers, mobile phones and other mobile devices, keys, credit cards, printers, access to any Company facilities, files, e-mails, inbox, servers, programs, records and software, computer access codes or disks, and other similar systems used by or on behalf of the Company.

8.	Relationship of Parties

8.1.	Consultant acknowledges that Consultant has read and fully understood the terms of this Agreement and the structure of the relationship between the parties as a client and independent service provider; that no partnership, joint venture or employer-employee relationship between the parties hereto will be created or construed to be created by this Agreement; and that Consultant had sufficient opportunity to seek the professional advice of a counsel regarding same.

8.2.	Consultant is not and shall not represent to be the agent, employee, partner or joint venture of the Company, or any of its affiliates, and the Consultant shall not obligate the Company or any of its affiliates by contract or otherwise without the Company’s prior written authorization. Consultant shall not make any representations or warranties to anyone with respect to any contract or otherwise, without the Company’s prior written authorization.

8.3.	Consultant shall be solely responsible for payment of all taxes and mandatory payments due according to applicable law with respect to all payments and benefits to Consultant pursuant to this Agreement. Without derogating from the generality of the foregoing, it is expressly agreed and clarified that by calculating the amount of Consideration and other benefits under this Agreement, the parties took into consideration the “employer’s costs” that would have been due had Consultant was classified as an employee of the Company, such that the amount of Consideration includes all amounts due and payable on account of National Insurance, National Health Insurance, pension reservation, severance pay, disability coverage and Education Fund. Consultant hereby undertakes to pay in full all such mandatory payments to the fullest rate applicable under the law with respect to employees. Consultant represents and warrants that Consultant holds and shall maintain during the entire term of this Agreement, a provident fund or managers’ insurance policy as well as Education Fund, and shall contribute on a monthly basis the monthly contribution and reservation applicable on account of severance pay, pension, disability coverage and Education Fund with respect to the amount of the Consideration. Without imposing any obligation on the Company, upon request, Consultant shall provide the Company with records of such payments, contributions and reservations.

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8.4.	Consultant will defend, indemnify and hold the Company, or any third party on its behalf, harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys and other professionals (i) relating to any obligation imposed upon the Company to pay any withholding taxes, social security, vacation pay, sick pay, pension, convalescence pay, unemployment or disability insurance or similar terms in connection with compensation received by Consultant or, which are based upon a stipulation by a competent judicial authority that an employer - employee relationship was created between the Company or its affiliates and Consultant or her agents or employees; and (ii) resulting from any act, omission or negligence on Consultant’s part or on part of any of Consultant’s employees in the performance or failure to perform this Agreement.

8.5.	Consultant, hereby releases and forever discharges the Company, its directors, officers, shareholders and its affiliates, from any and all claims, which Consultant ever had, now has, or may claim to have against any of them in connection with the existence of any employer-employee relationship between Company or its affiliates and Consultant or any of Consultant’s agents and employees.

8.6.	In the event that any court or tribunal shall determine that notwithstanding the parties’ mutual understanding, as described in this Agreement, the Consultant is considered as an employee of the Company, the parties represent and acknowledge, that the total amount of Consideration was calculated and based on the following components of payments and benefits, which shall be considered as included in, and as have been paid in lieu of, the Consideration:

8.6.1.	The monthly salary of the Consultant, including the base salary and overtime compensation, and all the social benefits to which Consultant would have been entitled to under applicable law (including, pension allocations, convalescence pay, travel reimbursement, sick days and vacation), shall be as detailed in Schedule II of this Agreement (the “Agreed Employee Compensation”).

8.6.2.	The Company may set off any of the Consultant’s debt to the Company. For the avoidance of doubt, no deduction (as described in this section) shall exempt the Consultant from repaying the Company the Consultant’s overall debt.

8.6.3.	It is clarified that, for the avoidance of doubt, the provisions of this Section 8.7 are included in this Agreement for the sake of caution only, and their inclusion shall not be considered as evidence that the parties intended to create an employment relationship between them.

9.	Miscellaneous

9.1.	Preamble. The preamble and all schedules and exhibits to this Agreement constitute an integral part hereof.

9.2.	Assignment. Consultant shall not assign, transfer, pledge or otherwise transfer in any way, any of the Consultant’s obligations or rights under this Agreement to any third party without the express prior written consent of the Company. The Company may assign any of its rights or obligations under this Agreement, provided that the assignee has assumed the Company’s applicable obligations under this Agreement.

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9.3.	Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein, and supersedes any other arrangement, understanding, or agreement, verbal or otherwise. This Agreement may not be amended or modified except by the express written consent of the Company and Consultant.

9.4.	Law; Jurisdiction. This Agreement shall be governed by the internal laws of the State of Israel (excluding its conflict of law principles) and the competent courts of Tel-Aviv shall have exclusive jurisdiction over any disputes arising hereunder.

9.5.	No Waiver. No failure or delay on the part of any party hereto in exercising any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted must be in writing and shall be valid only in the specific instance in which given.

9.6.	Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

9.7.	Notices. All notices hereunder will be in writing and shall be given by and be deemed received by the receiving party (i) if sent by a delivery service, on the date confirmed as the actual date of delivery by such service; (ii) if sent by registered mail, return receipt requested, within 3 days of mailing; or (iii) if sent by electronic means (fax, email etc.), on the next business day after electronic transmission.

9.8.	Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement. Copies signed electronically, by fax, pdf or in any similar format, shall be considered originals.

9.9.	Survival. The provisions of this Agreement that, by their nature, should survive the expiration or other termination hereof, or the parties’ relationship, shall so survive and remain in full force and effect.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

/s/Bianca Meger
Metro One Telecommunications Inc.		Bianca Meger

By:	/s/ Nani Maoz
Title:	President

[Signature Page to Consulting Agreement]

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Schedule 1

DETAILS:

1.	Effective Date: September 5th, 2021

2.	Address of Company: 30 North Gould St, Suite 5953, Sheridan, WY 82801.

Att. Nani (Elchanan)Maoz;

3.	Consultant I.D. number: [*]

4.	Address of Consultant: Ha Dafna Street 2, Tel Mond.

5.	E-mail of Consultant: .

SERVICES:

1. Description of Services: as set forth in Section 1 of the Agreement.

2. Estimated Monthly Scope: At least 46 monthly hours.

3. Other Permitted Activities: Ownership of family business of hotel and Jewellery line, which does not and shall not involve work or time consuming by Consultant.

4. Cash Fee: a gross amount equals to “employer’s costs” of a gross amount of NIS 11,250, i.e.: NIS 14,555 +VAT.

5. Vacation Pay: Consultant shall be entitled to enjoy 23 vacation days per year during which Consultant shall be paid the Consideration pursuant to this Agreement. Consultant shall use the vacation days on the same days in which Consultant shall use the vacation days pursuant to her engagement with the Subsidiary.

6. Reports: Hourly reports of time spent on the Services shall be provided by Consultant by the beginning of each calendar month with respect to the Services provided during the previous month. Periodically reports on the Services shall be provided upon request by the Company.

Bianca Meger	September 5, 2021
Name	Date

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SCHEDULE II

THE AGREED EMPLOYEE COMPENSATION

In the event that Consultant shall be considered an employee of the Company, it is agreed that the total amount of Consideration is calculated and based on the following components of payments and benefits, which shall be considered as included in, and shall be paid in lieu of, the Consideration:

1.	Total Gross Amount of Consideration: NIS 14,555 equals to the total gross amount of “employer’s costs, based on the following components:

2.

Payment/Benefit	NIS Amount
Base Salary	NIS 7,875
Global Overtime Compensation	NIS 3,375
Employer National Insurance	NIS 772
Pension(incl. disability coverage)	NIS 752
Severance Pay	NIS 937
Education Fund	NIS 844
TOTAL:	NIS 14,555

3.	Vacation days: 23 days

4.	Convalescence pay (“Dmei-Havraa”) and sick days as per applicable law.

5.	All amounts are gross amounts and are subject to mandatory taxes and deductions including, but not limited to, National Insurance, National Health Insurance and income tax.

Bianca Meger	September 5, 2021
Name	Date

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Exhibit A

CONFIDENTIALITY, INTELLECTUAL PROPERTY & NON-COMPETITION UNDERTAKING

This Confidentiality, Intellectual Property and Non-Competition Undertaking (this “Undertaking”) is entered into and made effective as of the Effective Date by Bianca Meger (“Consultant”) for the benefit of Metro One Telecommunications Inc. (the “Company”, as further defined below).

This Undertaking constitutes an integral part of Consultant’s engagement agreement to which it is annexed (the “Agreement”).

All capitalized terms used in this Undertaking, and not otherwise defined herein, shall have the meanings assigned to such terms in the Agreement.

WHEREAS,	Consultant wishes to be engaged pursuant to the Agreement; and

WHEREAS,	it is critical for the Company to preserve and protect its Confidential Information (as such term is defined below), its rights in Inventions (as such term is defined below) and all related Intellectual Property Rights (as such term is defined below), and Consultant is entering into this Undertaking as a condition to the Company’s agreement to engage Consultant pursuant to the Agreement.

NOW, THEREFORE, Consultant undertakes and warrants towards the Company as follows:

1.	Confidentiality

1.1.	Confidential Information. Consultant recognizes and acknowledges that Consultant’s access to trade secrets, confidential information and/or proprietary information (each “Confidential Information”) in the framework of their engagement pursuant to the Agreement, is essential to the performance of Consultant’s duties pursuant to the Agreement.

Confidential Information shall include, without limitation: (i) any and all information concerning the Company’s product specifications, data, know-how, patents, technology, compositions, processes, formulas, methods, designs, samples, inventions, discoveries, research, test results, concepts, ideas, development or experimental work, computer software and programs (including object code and source code), databases, systems structures and architectures, algorithms, and/or works-in-process; (ii) any and all derivatives, improvements and enhancements to the Company’s technology, products or services; (iii) any and all information concerning the business and affairs of the Company, which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, current and planned distribution methods and processes, customer lists, current and anticipated customer requirements, supplier lists, current and anticipated supplier requirements, price lists, market studies, policies, practices, strategies, surveys, business plans, lists of assets, data or reports relating to a financial condition, suppliers or partners, agreements, negotiations, transactions, undertakings and data concerning employees, consultants, officers, directors and shareholders; (iv) any and all information of the Company that is or may be considered a trade secret of the Company; (v) any and all trade secrets, confidential information and/or proprietary information of third parties; and (vi) any and all notes, compilations, studies, summaries, memoranda, books, records, correspondences, email transmissions, charts, lists, other documents and materials, relating, containing or based, in whole or in part, on any information included in the foregoing. Confidential Information shall include information referred to above, whether developed by the Company (including by Consultant) or received or obtained by the Company (including by Consultant) from third parties. Confidential Information shall include information in any form or media, and any portion of Confidential Information shall constitute Confidential Information.

The Confidential Information shall not include information: which (i) has become publicly known and made generally available through no wrongful act of Consultant or of others who were under confidentiality obligations as to the applicable Confidential Information, or (ii) is not by its nature confidential.

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Notwithstanding the above, Confidential Information may be disclosed by Consultant if required by order of competent court or governmental authority legally, but only if the Consultant fulfill all of the following conditions: (a) Consultant provides the Company with prompt written notice thereof so that the Company may seek to obtain a protective order affording confidential treatment to such Confidential Information or such other appropriate remedy which may be available under applicable law, (b) upon the Company’s request and at its expenses - Consultant shall use commercially reasonable efforts to obtain assurances from the applicable court or governmental authority that such Confidential Information will be afforded confidential treatment, and (c) disclosure pursuant to this paragraph is only that portion which Consultant is legally compelled to disclose.

1.2.	Ownership. All right, title and interest in and to Confidential Information are and shall remain the sole and exclusive property of the Company.

1.3.	Disclosure and Use Restrictions. Consultant acknowledges and understands that the Confidential Information, in whole or in part, is a valuable and unique asset of the Company, and that its use or disclosure (except use or disclosure to the extent required for carrying out Consultant’s duties to the Company) would likely cause the Company substantial loss and damages. Consultant undertakes and agrees that Consultant will not, in whole or in part, disclose any Confidential Information to any person or organization under any circumstances, will not make use of any Confidential Information for their own purposes or for the benefit of any other person or organization, and will not reproduce any Confidential Information without the Company’s prior written consent, except reproductions which are carried out in the reasonable fulfillment of Consultant’s engagement duties. Consultant shall not remove from the Company’s offices or premises any Confidential Information, or any copy thereof, except in the reasonable fulfillment of Consultant’s engagement duties and in a manner which is not prohibited pursuant to the then applicable policies and regulations of the Company. Consultant will take strict precautions to maintain the confidentiality of any and all Confidential Information.

The Consultant may disclose the Confidential Information to its employees (“Representatives”) who have a legitimate need to know such Confidential Information for performing the Services, provided that, prior to disclosing any Confidential Information to such Representatives, Consultant shall ensure that such Representatives are aware of the confidential nature of the Confidential Information and of the provisions of this Undertaking, and have signed or are otherwise bound by obligations no less restrictive than those contained in this Undertaking. Consultant shall be fully responsible for any breach of this undertaking by any of the Representatives.

1.4.	Information of Third Parties. Consultant will not, during Consultant’s engagement with the Company or otherwise in connection therewith, use, disclose or bring onto the premises of the Company, any proprietary information or trade secrets of any former or current employer or other person or entity, unless consented to in writing by such employer, person or entity.

1.5.	Consultant acknowledge that Confidential Information which is received from, or relates to, third parties may be subject to certain limitations which the Company has undertaken towards the applicable third party, or which otherwise bind the Company pursuant to applicable law. With respect to any such Confidential Information, Consultant shall comply with the terms of this Undertaking and, if brought to the attention of Consultant, the terms of the Company’s undertaking towards the applicable third party, as well as any other obligation which binds the Company pursuant to applicable law.

1.6.	Upon termination of Consultant’s engagement with the Company, or, if the Company so requests, at any time before such termination, Consultant will promptly deliver to the Company all copies of materials in any form (without retaining any copies thereof) in Consultant’s possession or under Consultant’s control, incorporating or otherwise including Confidential Information.

1.7.	The obligations set forth in this Section 1 are perpetual and shall survive termination of the Agreement and of Consultant’s engagement with the Company.

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2.	Intellectual Property

2.1.	Work Product. Consultant will promptly disclose to the Company, as soon as practicable following discovery, conception, development, reduction to practice or invention (as applicable, “Creation”), and hold in trust for the sole right and benefit of the Company, any and all inventions, original works of authorship, developments, discoveries, ideas, research, test results, methods, concepts, improvements, designs, formulae, processes, information, techniques, know-how, data or trade secrets – in each case - whether or not patentable, copyrightable or registerable under copyright or similar laws - that (i) are discovered, conceived, developed, reduced to practice, or invented by Consultant and/or any Representatives (as applicable, “Created”), either alone or jointly with others, during performance of the Services, or (ii) result, wholly or partially, from Consultant’s and\or any Representatives’ engagement or the performance of the Services, or (iii) are Created with the use of any of the Company’s equipment, supplies or facilities, or (iv) result from, or stem from Consultant’s and\or any Representatives’ knowledge of Confidential Information, or (v) are related to the business of the Company as conducted during the Term or, to the knowledge of Consultant and\or any Representatives - proposed to be conducted in the future (each of the aforesaid: an “Invention”). Consultant shall keep and maintain adequate and current written records of all Inventions. Said records will be made available to, and shall be and remain the sole property of, the Company, at all times.

2.2.	Consultant agrees and Consultant shall ensure that its Representatives agree, that any and all of the Inventions are, upon Creation, considered Inventions of the Company. Any and all Inventions shall be the property of the Company, exclusively, and the Company shall be the sole owner of all intangible legal rights, titles and interests evidenced by, or embodied in, or connected or related to, the Inventions, including without limitation, (i) any and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (ii) any and all trademarks, service marks, trade dress, logos, trade names, and corporate names, domain names together with all translations, adaptations, derivations, and combinations thereof, and including any and all goodwill associated therewith, and any and all applications, registrations, and renewals in connection therewith; (iii) any and all works of authorship (regardless of the existence or non-existence of copyrightability with respect thereto), copyrights and all applications, registrations, and renewals in connection therewith; (iv) any and all trade secrets and business information; and (v) any and all other proprietary rights, industrial rights and any other similar rights - in each case (with respect to (i) through (v) above)) - on a worldwide basis, and all copies and tangible embodiments thereof, or any part thereof, in whatever form or medium (“Intellectual Property Rights”).

2.3.	Work Made for Hire. Without derogating from the generality of the foregoing, Consultant agrees that if, notwithstanding this Undertaking and the Agreement, it will be decided by an authority, court or any other competent tribunal, whether at Consultant’s and\or any Representatives’ request or otherwise, that Chapter H of the Patents Law of 1967 (the “Patents Law”) is applicable to the engagement of Consultant and\or any Representatives by the Company, then Consultant further acknowledges that any and all Inventions are deemed “works made for hire” (service inventions) as contemplated under Chapter H of the Patents Law, that all such “works made for hire” are owned by the Company and that Consultant and\or any Representatives shall not be entitled to any compensation, nor any other consideration, except as explicitly set forth in the Agreement (if at all), for creation or assignment of the same to the Company, except as explicitly set forth in the Agreement (if at all). Consultant acknowledges and agrees that the consideration under the Agreement and all other engagement terms under the Agreement shall constitute the sole consideration and remuneration for any Inventions, including, without limitation, “works made for hire”, regardless of the current or future value of the Invention. Consultant understands and agrees that the decision whether or not to commercialize or market any invention developed by Consultant and\or any Representatives (including the Inventions), solely or jointly with others, is within the Company’s sole and unfettered discretion and for the Company’s sole benefit, and that no royalty will be due to Consultant and\or any Representatives as a result of the Company’s efforts to commercialize or market any such invention (including the Inventions). Without limitation of the foregoing, Consultant irrevocably confirms that the consideration explicitly set forth in the Agreement is in lieu of any rights for compensation that may arise in connection with the Inventions under applicable law and Consultant waives any right to claim royalties or other consideration with respect to any Invention, including under Section 134 of the Patents Law. This Section 2.3 shall be deemed as an “agreement” for purposes of Section 134 of the Patents Law. In no event will any Inventions become the property of Consultant and the provisions of Section 132(b) of the Patents Law shall not apply. With respect to all of the above, any oral understanding, communication or agreement shall be void, except and unless the content thereof is expressly reflected in a document which is signed by the Company.

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2.4.	Assignment. To the extent necessary in order to vest fully in the Company all rights in and to all Inventions and all Intellectual Property Rights (to the extent legally possible), Consultant hereby irrevocably and unconditionally assigns to the Company, for no additional consideration, Consultant’s entire right, title and interest in and to all Inventions and Intellectual Property Rights therein, including the right to sue, counterclaim and recover for all past, present and future infringement, misappropriation or dilution thereof, and all rights corresponding thereto – in each case - throughout the world.

2.5.	Exclusion of Prior Inventions. This Undertaking and the assignment herein shall not include inventions, if any, patented or unpatented, which Consultant made prior to the commencement of Consultant’s engagement with the Company (“Prior Inventions”). Consultant shall not incorporate, or permit to be incorporated, any Prior Inventions in any Inventions, nor shall Consultant use or exploit any Prior Inventions – in each case - without the Company’s prior written consent. If, despite the forgoing, in the course of engagement with the Company, Consultant will incorporate a Prior Invention into a Company product, service or Invention, or Consultant will otherwise use or exploit a Prior Invention without having received the Company’s prior written consent, Consultant hereby grant the Company a nonexclusive, royalty-free, irrevocable, perpetual, unlimited worldwide license (with rights to sublicense through multiple tiers of sublicenses) to make, have made, modify, use and/or sell and/or otherwise use and exploit in any manner, as the Company may wish, said Prior Invention and products or services based thereon, to the full extent of Consultant’s rights in such Prior Invention.

2.6.	Power of Attorney. Consultant hereby covenants and agree to perform, during and after engagement, any acts reasonably required by the Company to permit and assist the Company, at the Company’s expense (provided that, during the term of Consultant’s engagement with the Company, no additional expense shall be charged to the Company, other than payments set forth in the Agreement), in obtaining, maintaining, defending and enforcing the Intellectual Property Rights in any and all countries, and generally cooperate reasonably, to aid the Company in its attempts to obtain, secure and enforce proper protection for the Inventions and the Intellectual Property Rights (including, to the extent necessary, the assignment and transfer thereof to the Company and its successors, assigns and nominees), in any and all jurisdictions. Such acts may include, but are not limited to, the execution of documents and assistance or cooperation in legal proceedings; provided that, following the term of Consultant’s engagement with the Company, Consultant and shall not be required to perform any act, or cooperate, in a manner which would unduly interfere with Consultant’s affairs and activities. Consultant hereby irrevocably appoint the Company as Consultant’s true and lawful attorney and attorney-in-fact, to act for and on Consultant’s behalf and instead of Consultant, to execute and file any documents and instruments, and to do such other acts and things as may be necessary or appropriate, in order to give effect and further the above purposes and the intentions contained in this Undertaking, with the same legal force and effect as if executed by Consultant.

2.7.	No Contestation. Consultant hereby undertake that Consultant shall not, directly or indirectly, take any action to contest the Company’s rights in any of the Inventions and/or Intellectual Property Rights, or infringe them in any way, nor shall Consultant, directly or indirectly, make a claim for and/or sue and/or demand, any additional compensation for creation or assignment of Inventions beyond the consideration set forth in the Agreement.

2.8.	Moral Rights Waiver. In connection to any work of authorship, Consultant hereby forever waive, and agree never to assert, any rights that may be known as or referred to as “moral rights”, including all rights of paternity, integrity, any right to object to any distortion or other modification of a work and any other similar right, existing under the law of any country in the world or under any treaty, and Consultant hereby consents to any action that would violate such “moral rights” in the absence of such consent.

2.9.	The obligations set forth in this Section 2 are perpetual, and shall survive any termination of the Agreement and of Consultant’s engagement with the Company. This Section 2 shall be deemed as an “agreement” for the purposes of Section 35 of the Copyrights Law 2008.

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2.10.	Consultant shall ensure that its Representatives are aware of the Consultant’s undertakings under this Section 2 and shall ensure that each Representative will acknowledge and agree to the provisions hereunder as if undertook directly by such Representative – each with respect to itself.

3.	General

3.1.	Non-Disparagement. Consultant undertakes that it will not at any time make, publish or communicate to any person or entity, or in any public forum, any defamatory or disparaging remarks, comments or statements concerning the Company or its business, or - with respect to their relationship with the Company - any of its employees, officers, directors and shareholders and other associated third parties.

3.2.	Definition of the Company. In this Undertaking, the term “the Company” shall, except with respect to ownership of Confidential Information, Inventions and Intellectual Property Rights, also include, as applicable, the Subsidiary and any entity: (i) which holds – directly or indirectly - more than fifty percent of the issued share capital or voting power in the Company; or (ii) in which the Company holds – directly or indirectly - fifty percent or more of the issued share capital or voting power; or (iii) in which a parent company holds – directly or indirectly - fifty percent or more of the issued share capital or voting power.

3.3.	Necessity of Undertakings. Consultant recognizes and agree that: (i) this Undertaking is necessary and essential to protect the Company’s business and to realize and derive all the benefits, rights and expectations of conducting the Company’s business; (ii) the duration and unlimited geographical application of the protective covenants contained in this Undertaking are reasonable in order to protect its legitimate interests with respect to the subject matter hereof; and (iii) the provisions of this Undertaking serve as an integral part of the terms of Consultant’s and engagement and that good and valuable consideration exists under the Agreement, for Consultant to be bound by the provisions of this Undertaking.

3.4.	Injunctive Relief. Consultant recognizes and acknowledges that in the event of a breach or threatened breach of this Undertaking by Consultant, the Company may suffer irreparable harm or damage and will, therefore, be entitled to injunctive relief to enforce this Undertaking (without limitation to any other remedy at law or in equity).

3.5.	Consultant shall be responsible for enforcing the terms of this Undertaking vis-à-vis any of its Representatives, and shall be liable for any breach of the terms of this Undertaking by any of its Representatives, as if such breach was a breach of the Consultant of this Undertaking.

I, THE UNDERSIGNED, ACKNOWLEDGES THAT I AM FAMILIAR WITH THE ENGLISH LANGUAGE AND DO NOT REQUIRE TRANSLATION OF THIS UNDERTAKING TO ANY OTHER LANGUAGE. I FURTHER ACKNOWLEDGE THAT I HAVE BEEN ADVISED BY THE COMPANY THAT I MAY CONSULT AN ATTORNEY BEFORE EXECUTING THIS UNDERTAKING AND THAT I HAVE BEEN AFFORDED AN OPPORTUNITY TO DO SO.

IN WITNESS WHEREOF, the undersigned, has executed this Undertaking:

Printed Name:	Bianca Meger	Signature:	/s/ Bianca Meger

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Exhibit A1

Prior Inventions

None

/s/Elchanan Maoz	Bianca Meger
The Company	The Consultant

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CONSULTING AGREEMENT

This CONSULTING AGREEMENT (the “Agreement”), effective as of the effective date set forth in Schedule 1 (the “Effective Date”), is entered by and between Stratford Ltd., a company incorporated under the laws of the State of Israel, having its address as set forth in Schedule I hereto (the “Company”), and Bianca Meger (S.B Meger Consulting, Management and Investment) whose details are set forth in Schedule I hereto (“Consultant”).

WHEREAS	the Company desires that Consultant provide the Company with certain services and Consultant wishes to provide such services to the Company;

WHEREAS,	Consultant is ready, qualified, willing and able to carry out all of her obligations and undertakings under this Agreement;

WHEREAS,	the Consultant has chosen for Consultant’s own personal reasons (including physical and financial reasons) to be engaged with the Company as an independent contractor; and

WHEREAS,	the Company desires to retain the services of Consultant pursuant to the terms and conditions set forth in this Agreement, and Consultant expresses consent to render the services, advice and assistance to Company on such terms and conditions as set forth hereinafter.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.	The Services

1.1.	Consultant shall provide the Company with management services as the Co-CEO of the Company (the “Services”). As part of the Services, Consultant shall be responsible for the ongoing management of the Company’s business and affairs including without limitation its ongoing operation, its sales and marketing activities, reporting and regulatory duties of the Company being a subsidiary of a US public company, as well as any other duty and responsibility as may be directed by the Board of Directors of the Company (the “Board”). The Consultant shall report to the Board on a regular basis.

1.2.	Consultant shall preform the Services from the Company’s offices in Israel, as may be from time to time. It is clarified however that the main offices of the Company are located in the US offices of the Parent Company (as defined below) and accordingly, the performance of the Services shall require working with US personnel during US working hours as well as frequent traveling abroad to the US main offices and/or for other work meetings and assignments as shall be from time to time. It is further clarified that the performance of the Services might require immediate response to urgent or unexpected assignments that might require urgent traveling aboard or connecting to the remote computer systems/servers of the Company, including outside of the ordinary work hours. The terms and conditions of providing the Services abroad will be according to the Company’s policy as shall be in affect from time to time.

1.3.	It is further clarified that concurrently with the signing of this Agreement, Consultant shall enter into an agreement with the Company’s US parent company (the “Parent Company”), for purpose of providing services as the CEO of the Parent Company. Consultant acknowledges her willingness to engage with the Company and the Parent Company and understands and agrees that the Company shall not be responsible in any way whatsoever for any matter in connection with, or resulting from, Consultant’s engagement with the Parent Company.

1.4.	Consultant shall devote the necessary time required for the performance of the Services in a diligent, professional and faithful manner, which shall not be less than the time specified in Schedule I hereto (the “Estimated Monthly Scope”).

Notwithstandingthe foregoing, it is acknowledged and agreed that the Services include management services which require a special degree of trust and do not enable the Company to supervise the actual hours of services to be performed by Consultant. Consultant further acknowledges and agrees that the performance of the Services may require, from time to time, to work beyond the Estimated Monthly Scope and beyond the regular working hours and on non-workdays and therefore the amount of the Consideration has been calculated to include an additional Global Overtime Compensation, which properly reflects the overtime hours that Consultant is expected to perform as part of the Services. Consultant hereby represents and warrants that such Global Overtime Compensation is fair and reasonable and accordingly Consultant shall not be entitled to any additional compensation of any kind resulting from, or in connection with, performing the Services beyond the Estimated Monthly Scope and/or beyond regular working hours or during non-workdays.

1.5.	Consultant shall not engage in other businesses and/or commercial activities outside the Services. Consultant represents that it owns certain businesses as set forth in Schedule I hereto and further represents that all such activities do not and shall not infringe on, or be inconsistent with, Consultant’s obligations and undertakings towards the Company pursuant to this Agreement.

2.	Consultant’s Representations, Warranties and Undertakings

Consultanthereby represents, warrants and undertakes, as follows:

2.1.	There is no legal or other restriction which could preclude or restrict the Consultant from executing this Agreement and performing all of Consultant’s commitments herein or that could require the consent of any person or entity. Consultant is not under any obligation, and no circumstances exist, which could create, directly or indirectly, a conflict of interest between the Consultant and the Company. In the event that the Consultant discovers that the Consultant has, or might have at some point in the future, any direct or indirect personal interest in any of the Company’s business, or a conflict of interest with the provision of the Services, Consultant shall immediately inform the Company upon such discovery.

2.2.	Consultant has the experience, expertise and ability to carry out the obligations and undertakings according to this Agreement. Consultant has the full right, power and legal capacity to enter into and deliver this Agreement and to perform its duties and other obligations hereunder. No approvals or consents of any persons or entities are required for Consultant to execute and deliver this Agreement or perform her duties and other obligations hereunder.

2.3.	Consultant is duly registered with the Israel Tax Authority and with the National Insurance Institute and solely responsible for the payment of any and all taxes and social security payments due to her earnings, in accordance with all relevant laws and regulations.

2.4.	Consultant hereby undertakes to comply with all Company regulations, rules, policies, procedures and objectives, which are relevant to the performance of the Services. The provisions of the Company’s policies as shall be from time to time, form an integral part of this Agreement and Consultant shall fully comply with all such policies.

2.5.	In the course of Consultant’s engagement with the Company, Consultant shall not utilize, any proprietary information of any other person or entity, including any previous or current employers, without due and timely permission to do so from the Company and the relevant third party.

2.6.	Consultant shall not receive any payment and/or benefit from any third party, directly or indirectly, in connection with the Services to the Company. In the event Consultant breaches this subsection, without derogating from any of the Company’s rights by law or contract, such benefit or payment shall become the sole property of the Company and the Company may set-off such amount from any sums due to Consultant.

2.7.	Consultant has obtained all applicable business licenses and permits necessary to perform the Services hereunder, and that such Services shall be performed in accordance with the generally accepted professional standards and practices regarding such Services. In performing its duties hereunder, the Consultant shall observe, obey and comply with all applicable laws, ordinances, codes, orders, rules and regulations of any government or other duly constituted public authority including federal, state, municipal, and local governing bodies and agencies, having jurisdiction over the performance of the Services hereunder or any part thereof.

3.	Consideration

3.1.	Cash Fee; In consideration for the Services rendered by Consultant pursuant to this Agreement the Company shall pay Consultant the consideration specified in Schedule I, which consideration constitutes full and final consideration for the Services (the “Consideration”).

3.2.	Out-of-Pocket Expenses: The Company will reimburse Consultant for reasonable and appropriately documented out-of-pocket expenses incurred in the performance of the Services, provided that such expenses: (i) were specifically approved in advance and in writing by the Company, and (ii) were invoiced to the Company in a timely manner together with a proof of payment of the expenses.

3.3.	Car Expenses: Subject to the tax regulations applicable from time to time, the Company shall pay the Consultant car expenses in a gross monthly amount as specified in Schedule I hereto.

3.4.	Equipment: Consultant shall be provided with a laptop for performing the Services and for personal reasonable and fair use per Company policy. Consultant shall return the Laptop (and its accessories) in a proper condition together with all the professional material on the laptop upon the earliest of termination of this Agreement or at such other time as directed by the Company.

3.5.	Setting Off: The Company will be entitled to deduct from and set off against amounts due to Consultant pursuant to this Agreement and/or pursuant to any other agreement, law, or otherwise, any amounts, which Consultant is required to pay the Company pursuant to this Agreement, any other agreement, any law, or otherwise.

3.6.	General: The Consideration, the expenses set forth in this Section 3 and the Options, constitute the full, final and absolute consideration for the Services and Consultant shall not be entitled to any additional compensation of any kind whatsoever in consideration for, or with respect to, the Services and/or this Agreement.

3.7.	Method of Payment: Payment to Consultant of amounts due pursuant to this Agreement shall be made by bank wiring to Consultant’s bank account (its details to be sent in writing by Consultant to Company) by no later than the 9th day of each calendar month with respect to Services rendered in the previous calendar month. Payment shall be made against, and subject to, a tax receipt to be dully issued by Consultant to the Company.

3.8.	Taxes: All amounts and benefits pursuant to this Agreement are gross amounts and Consultant shall be responsible for the payment of all taxes and mandatory payments applicable with respect to amounts paid, and benefits granted, under this Agreement. Company may withhold the applicable withholding tax up to the full rate under applicable law unless Consultant shall provide the Company with a valid certificate of exempt from, or reduced rate of, withholding tax and in such case, the Company shall comply with such certificate.

4.	Options

The Company will recommend to the board of directors of its Parent Company (as defined above) to grant to Consultant options to purchase such amount of Common Stock of the Parent Company, representing as of the date of grant 1.8% of the issued and outstanding stock capital of the Parent Company (the “Options”), with a price per share to be determined by the board of directors of the Parent Company. The grant of the Options shall be subject to the terms of the Parent Company’s incentive share option plan (the “Plan”), and the execution and delivery by Consultant of an option grant letter and all other instruments required according to the Plan with respect to the Options so granted. The Options shall vest and become exercisable pursuant to the vesting schedule set forth under the option grant letter. Consultant shall be solely responsible to pay all taxes and mandatory rights with respect to the Options

5.	Term and Termination

5.1.	This Agreement shall commence upon the Effective Date and shall continue until terminated in accordance with this Section 5 (the “Term”).

5.2.	Notwithstanding anything to the contrary, this Agreement may be terminated by either party, at any time and for any or no reason, by giving the other party a prior written notice (the “Notice Period”) of 60 (sixty) days, provided however that during the first 2 (two) months of this Agreement, the Company shall be entitled to terminate this Agreement for any or no reason by giving a Notice Period of 7 (seven) days.

5.3.	Notwithstanding anything to the contrary, in the event that this Agreement is terminated by the Company for a Cause (as defined below), the Company shall be entitled to terminate this Agreement immediately with no prior notice.

5.3.1.	A termination for Cause is a termination due to any of the following:

5.3.1.1. The Consultant’s embezzlement of funds; or

5.3.1.2. The Consultant has been charged with a criminal offense involving moral turpitude; or

5.3.1.3. The Consultant’s act or omission which constitutes a fundamental breach of his duties and obligations pursuant to this Agreement, including any breach of trust or fiduciary duty owed to the Company, or a deliberate cause of harm to the Company or its business; or

5.3.1.4. The Consultant’s violation of the Consultant’s obligations as stated in Exhibit A below regarding confidentiality, intellectual property and non-competition.

5.4.	During the Notice Period, the Consultant shall continue the Services, and shall do all that is within the Consultant’s power to assist the smooth transfer of the Consultant replacement.

5.5.	The Company may, at its sole discretion, waive the actual service by the Consultant during the entire or part of the Notice Period, as it chooses, for whatever reason, with or without changing the date of termination of this Agreement.

5.6.	In the event of any termination of this Agreement, Consultant will promptly deliver to the Company all documents, data, records and other information pertaining to the Company and any other equipment belonging to the Company in Consultant’s possession, and Consultant will not take any documents or data, or any reproduction or excerpt of any documents or data, containing or pertaining to the Company.

6.	Confidentiality, Non-Competition and Proprietary Rights Undertaking

Simultaneously with the signing of this Agreement, and as a condition to the execution of this Agreement, Consultant shall sign an Undertaking in the form attached hereto as Exhibit A (the “Undertaking”).

7.	Private Information

7.1	Consultant confirms and declares that Consultant has been informed that personal and private information about Consultant, which has been provided and/or shall be provided by Consultant to the Company during or as a result of performing the Services (the “Private Information”), is collected, held and processed by the Company and/or someone on its behalf during this Agreement, for the purposes of the ordinary course of business, including managing human resources and payments by the Company. Consultant declares that the abovementioned shall not be considered an infringement of Consultant’s privacy. In addition, Consultant confirms and declares that Consultant has been informed and hereby expressly agrees that the Company will be entitled to transfer the Private Information (in whole or in part) as part of the Company’s needs as mentioned above, to the following: (a) Public Entities as defined in the Privacy Protection Act, 1981, or in order for the Company to comply with any relevant legal requirements; (b) entities related to the Company, in Israel and abroad, including the Parent Company or any subsidiaries and associates of the Company; (c) legal advisors and tax consultants of the Company, as well as external entities that provide services of managing human resources and payroll to the Company; (d) third parties in the framework of any legal or economic due diligence; (e) other entities that are not mentioned in sections (a) to (d) above. In each of the above-mentioned transfers, the transferred Information shall be limited to the reasonable and necessary scope and the Company shall use its best efforts to ensure that the receiver of the Information shall undertake, to the extent possible, to preserve the privacy of the Private Information, at least at the level of privacy kept by the Company itself regarding the Private Information.

7.2	Consultant agrees that the Company may monitor Consultant’s use of the Systems (as defined below) and copy, transfer and disclose such electronic communications and content transmitted by or stored in such Systems, for purposes of the Company’s legitimate business interests, all in accordance with the Company’s policies from time to time, and subject to applicable law. For the purposes of this Section, the term “Systems” includes all of the computers, mobile phones and other mobile devices, keys, credit cards, printers, access to any Company facilities, files, e-mails, inbox, servers, programs, records and software, computer access codes or disks, and other similar systems used by or on behalf of the Company.

8.	Relationship of Parties

8.1.	Consultant acknowledges that Consultant has read and fully understood the terms of this Agreement and the structure of the relationship between the parties as a client and independent service provider; that no partnership, joint venture or employer-employee relationship between the parties hereto will be created or construed to be created by this Agreement; and that Consultant had sufficient opportunity to seek the professional advice of a counsel regarding same.

8.2.	Consultant is not and shall not represent to be the agent, employee, partner or joint venture of the Company, or any of its affiliates, and the Consultant shall not obligate the Company or any of its affiliates by contract or otherwise without the Company’s prior written authorization. Consultant shall not make any representations or warranties to anyone with respect to any contract or otherwise, without the Company’s prior written authorization.

8.3.	Consultant shall be solely responsible for payment of all taxes and mandatory payments due according to applicable law with respect to all payments and benefits to Consultant pursuant to this Agreement. Without derogating from the generality of the foregoing, it is expressly agreed and clarified that by calculating the amount of Consideration and other benefits under this Agreement, the parties took into consideration the “employer’s costs” that would have been due had Consultant was classified as an employee of the Company, such that the amount of Consideration includes all amounts due and payable on account of National Insurance, National Health Insurance, pension reservation, severance pay, disability coverage and Education Fund. Consultant hereby undertakes to pay in full all such mandatory payments to the fullest rate applicable under the law with respect to employees. Consultant represents and warrants that Consultant holds and shall maintain during the entire term of this Agreement, a provident fund or managers’ insurance policy as well as Education Fund, and shall contribute on a monthly basis the monthly contribution and reservation applicable on account of severance pay, pension, disability coverage and Education Fund with respect to the amount of the Consideration. Without imposing any obligation on the Company, upon request, Consultant shall provide the Company with records of such payments, contributions and reservations.

8.4.	Consultant will defend, indemnify and hold the Company, or any third party on its behalf, harmless from and against all claims, damages, losses and expenses, including reasonable fees and expenses of attorneys and other professionals (i) relating to any obligation imposed upon the Company to pay any withholding taxes, social security, vacation pay, sick pay, pension, convalescence pay, unemployment or disability insurance or similar terms in connection with compensation received by Consultant or, which are based upon a stipulation by a competent judicial authority that an employer - employee relationship was created between the Company or its affiliates and Consultant or her agents or employees; and (ii) resulting from any act, omission or negligence on Consultant’s part or on part of any of Consultant’s employees in the performance or failure to perform this Agreement.

8.5.	Consultant, hereby releases and forever discharges the Company, its directors, officers, shareholders and its affiliates, from any and all claims, which Consultant ever had, now has, or may claim to have against any of them in connection with the existence of any employer-employee relationship between Company or its affiliates and Consultant or any of Consultant’s agents and employees.

8.6.	In the event that any court or tribunal shall determine that notwithstanding the parties’ mutual understanding, as described in this Agreement, the Consultant is considered as an employee of the Company, the parties represent and acknowledge, that the total amount of Consideration was calculated and based on the following components of payments and benefits, which shall be considered as included in, and as have been paid in lieu of, the Consideration:

8.6.1.	The monthly salary of the Consultant, including the base salary and overtime compensation, and all the social benefits to which Consultant would have been entitled to under applicable law (including, pension allocations, convalescence pay, travel reimbursement, sick days and vacation), shall be as detailed in Schedule II of this Agreement (the “Agreed Employee Compensation”).

8.6.2.	The Company may set off any of the Consultant’s debt to the Company. For the avoidance of doubt, no deduction (as described in this section) shall exempt the Consultant from repaying the Company the Consultant’s overall debt.

8.6.3.	It is clarified that, for the avoidance of doubt, the provisions of this Section 8.7 are included in this Agreement for the sake of caution only, and their inclusion shall not be considered as evidence that the parties intended to create an employment relationship between them.

9.	Miscellaneous

9.1.	Preamble. The preamble and all schedules and exhibits to this Agreement constitute an integral part hereof.

9.2.	Assignment. Consultant shall not assign, transfer, pledge or otherwise transfer in any way, any of the Consultant’s obligations or rights under this Agreement to any third party without the express prior written consent of the Company. The Company may assign any of its rights or obligations under this Agreement, provided that the assignee has assumed the Company’s applicable obligations under this Agreement.

9.3.	Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein, and supersedes any other arrangement, understanding, or agreement, verbal or otherwise. This Agreement may not be amended or modified except by the express written consent of the Company and Consultant.

9.4.	Law; Jurisdiction. This Agreement shall be governed by the internal laws of the State of Israel (excluding its conflict of law principles) and the competent courts of Tel-Aviv shall have exclusive jurisdiction over any disputes arising hereunder.

9.5.	No Waiver. No failure or delay on the part of any party hereto in exercising any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver granted must be in writing and shall be valid only in the specific instance in which given.

9.6.	Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

9.7.	Notices. All notices hereunder will be in writing and shall be given by and be deemed received by the receiving party (i) if sent by a delivery service, on the date confirmed as the actual date of delivery by such service; (ii) if sent by registered mail, return receipt requested, within 3 days of mailing; or (iii) if sent by electronic means (fax, email etc.), on the next business day after electronic transmission.

9.8.	Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement. Copies signed electronically, by fax, pdf or in any similar format, shall be considered originals.

9.9.	Survival. The provisions of this Agreement that, by their nature, should survive the expiration or other termination hereof, or the parties’ relationship, shall so survive and remain in full force and effect.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

/s/Elchanan Maoz		/s/Bianca Meger
Stratford Ltd.		Bianca Meger

By:	Elchanan Maoz
Title:	Director

[Signature Page to Consulting Agreement]

Schedule 1

DETAILS:

1.	Effective Date: September 1st, 2021

2.	Address of Company: at its legal counsel, APM House, 18 Raoul Wallenberg St. Tel Aviv

Att. Nani (Elchanan) Maoz

3.	Consultant I.D. number: [*]

4.	Address of Consultant: Ha Dafna Street 2, Tel Mond

5.	E-mail of Consultant:

SERVICES:

1. Description of Services: as set forth in Section 1 of the Agreement

2. Estimated Monthly Scope: At least 136 monthly hours.

3. Other Permitted Activities: ownership of family business of hotel and Jewellery line, which does not and shall not involve work or time consuming by Consultant

4. Cash Fee: a gross amount equals to “employer’s costs” on a gross amount of NIS 33,750, i.e.: NIS 43,665 +VAT

5. Car Expenses: a gross amount of NIS 3,000 +VAT

6. Vacation Pay: Consultant shall be entitled to enjoy 23 vacation days per year during which Consultant shall be paid the Consideration pursuant to this Agreement.

7. Reports: Hourly reports of time spent on the Services shall be provided by Consultant by the beginning of each calendar month with respect to the Services provided during the previous month. Periodically reports on the Services shall be provided upon request by the Company.

Bianca Meger	September 1, 2021
Name	Date

SCHEDULE II

THE AGREED EMPLOYEE COMPENSATION

In the event that Consultant shall be considered an employee of the Company, it is agreed that the total amount of Consideration is calculated and based on the following components of payments and benefits, which shall be considered as included in, and shall be paid in lieu of, the Consideration:

1.	Total Gross Amount of Consideration: NIS 43,665 equals to the total gross amount of “employer’s costs, based on the following components:

Payment/Benefit	NIS Amount
Base Salary	NIS 23625
Global Overtime Compensation	NIS 10125
Employer National Insurance	NIS 2316
Pension(incl. disability coverage)	NIS 2256
Severance Pay	NIS 2811
Education Fund	NIS 2532
TOTAL:	NIS 43665

2.	A gross amount of NIS 3000 for car expenses in lieu and beyond the mandatory obligation for travelling expenses.

3.	Vacation days: 23 days

4.	Convalescence pay (“Dmei-Havraa”) and sick days as per applicable law.

5.	All amounts are gross amounts and are subject to mandatory taxes and deductions including, but not limited to, National Insurance, National Health Insurance and income tax.

Bianca Meger	September 1, 2021
Name	Date

Exhibit A

CONFIDENTIALITY, INTELLECTUAL PROPERTY & NON-COMPETITION UNDERTAKING

This Confidentiality, Intellectual Property and Non-Competition Undertaking (this “Undertaking”) is entered into and made effective as of the Effective Date by Bianca Meger (“Consultant”) for the benefit of Stratford Ltd. (the “Company”, as further defined below).

This Undertaking constitutes an integral part of Consultant’s engagement agreement to which it is annexed (the “Agreement”).

All capitalized terms used in this Undertaking, and not otherwise defined herein, shall have the meanings assigned to such terms in the Agreement.

WHEREAS,	Consultant wishes to be engaged pursuant to the Agreement; and

WHEREAS,	it is critical for the Company to preserve and protect its Confidential Information (as such term is defined below), its rights in Inventions (as such term is defined below) and all related Intellectual Property Rights (as such term is defined below), and Consultant is entering into this Undertaking as a condition to the Company’s agreement to engage Consultant pursuant to the Agreement.

NOW, THEREFORE, Consultant undertakes and warrants towards the Company as follows:

1.	Confidentiality

1.1.	Confidential Information. Consultant recognizes and acknowledges that Consultant’s access to trade secrets, confidential information and/or proprietary information (each “Confidential Information”) in the framework of their engagement pursuant to the Agreement, is essential to the performance of Consultant’s duties pursuant to the Agreement.

Confidential Information shall include, without limitation: (i) any and all information concerning the Company’s product specifications, data, know-how, patents, technology, compositions, processes, formulas, methods, designs, samples, inventions, discoveries, research, test results, concepts, ideas, development or experimental work, computer software and programs (including object code and source code), databases, systems structures and architectures, algorithms, and/or works-in-process; (ii) any and all derivatives, improvements and enhancements to the Company’s technology, products or services; (iii) any and all information concerning the business and affairs of the Company, which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, current and planned distribution methods and processes, customer lists, current and anticipated customer requirements, supplier lists, current and anticipated supplier requirements, price lists, market studies, policies, practices, strategies, surveys, business plans, lists of assets, data or reports relating to a financial condition, suppliers or partners, agreements, negotiations, transactions, undertakings and data concerning employees, consultants, officers, directors and shareholders; (iv) any and all information of the Company that is or may be considered a trade secret of the Company; (v) any and all trade secrets, confidential information and/or proprietary information of third parties; and (vi) any and all notes, compilations, studies, summaries, memoranda, books, records, correspondences, email transmissions, charts, lists, other documents and materials, relating, containing or based, in whole or in part, on any information included in the foregoing. Confidential Information shall include information referred to above, whether developed by the Company (including by Consultant) or received or obtained by the Company (including by Consultant) from third parties. Confidential Information shall include information in any form or media, and any portion of Confidential Information shall constitute Confidential Information.

The Confidential Information shall not include information: which (i) has become publicly known and made generally available through no wrongful act of Consultant or of others who were under confidentiality obligations as to the applicable Confidential Information, or (ii) is not by its nature confidential.

Notwithstanding the above, Confidential Information may be disclosed by Consultant if required by order of competent court or governmental authority legally, but only if the Consultant fulfill all of the following conditions: (a) Consultant provides the Company with prompt written notice thereof so that the Company may seek to obtain a protective order affording confidential treatment to such Confidential Information or such other appropriate remedy which may be available under applicable law, (b) upon the Company’s request and at its expenses - Consultant shall use commercially reasonable efforts to obtain assurances from the applicable court or governmental authority that such Confidential Information will be afforded confidential treatment, and (c) disclosure pursuant to this paragraph is only that portion which Consultant is legally compelled to disclose.

1.2.	Ownership. All right, title and interest in and to Confidential Information are and shall remain the sole and exclusive property of the Company.

1.3.	Disclosure and Use Restrictions. Consultant acknowledges and understands that the Confidential Information, in whole or in part, is a valuable and unique asset of the Company, and that its use or disclosure (except use or disclosure to the extent required for carrying out Consultant’s duties to the Company) would likely cause the Company substantial loss and damages. Consultant undertakes and agrees that Consultant will not, in whole or in part, disclose any Confidential Information to any person or organization under any circumstances, will not make use of any Confidential Information for their own purposes or for the benefit of any other person or organization, and will not reproduce any Confidential Information without the Company’s prior written consent, except reproductions which are carried out in the reasonable fulfillment of Consultant’s engagement duties. Consultant shall not remove from the Company’s offices or premises any Confidential Information, or any copy thereof, except in the reasonable fulfillment of Consultant’s engagement duties and in a manner which is not prohibited pursuant to the then applicable policies and regulations of the Company. Consultant will take strict precautions to maintain the confidentiality of any and all Confidential Information.

The Consultant may disclose the Confidential Information to its employees (“Representatives”) who have a legitimate need to know such Confidential Information for performing the Services, provided that, prior to disclosing any Confidential Information to such Representatives, Consultant shall ensure that such Representatives are aware of the confidential nature of the Confidential Information and of the provisions of this Undertaking, and have signed or are otherwise bound by obligations no less restrictive than those contained in this Undertaking. Consultant shall be fully responsible for any breach of this undertaking by any of the Representatives.

1.4.	Information of Third Parties. Consultant will not, during Consultant’s engagement with the Company or otherwise in connection therewith, use, disclose or bring onto the premises of the Company, any proprietary information or trade secrets of any former or current employer or other person or entity, unless consented to in writing by such employer, person or entity.

1.5.	Consultant acknowledge that Confidential Information which is received from, or relates to, third parties may be subject to certain limitations which the Company has undertaken towards the applicable third party, or which otherwise bind the Company pursuant to applicable law. With respect to any such Confidential Information, Consultant shall comply with the terms of this Undertaking and, if brought to the attention of Consultant, the terms of the Company’s undertaking towards the applicable third party, as well as any other obligation which binds the Company pursuant to applicable law.

1.6.	Upon termination of Consultant’s engagement with the Company, or, if the Company so requests, at any time before such termination, Consultant will promptly deliver to the Company all copies of materials in any form (without retaining any copies thereof) in Consultant’s possession or under Consultant’s control, incorporating or otherwise including Confidential Information.

1.7.	The obligations set forth in this Section 1 are perpetual and shall survive termination of the Agreement and of Consultant’s engagement with the Company.

2.	Intellectual Property

2.1.	Work Product. Consultant will promptly disclose to the Company, as soon as practicable following discovery, conception, development, reduction to practice or invention (as applicable, “Creation”), and hold in trust for the sole right and benefit of the Company, any and all inventions, original works of authorship, developments, discoveries, ideas, research, test results, methods, concepts, improvements, designs, formulae, processes, information, techniques, know-how, data or trade secrets – in each case - whether or not patentable, copyrightable or registerable under copyright or similar laws - that (i) are discovered, conceived, developed, reduced to practice, or invented by Consultant and/or any Representatives (as applicable, “Created”), either alone or jointly with others, during performance of the Services, or (ii) result, wholly or partially, from Consultant’s and\or any Representatives’ engagement or the performance of the Services, or (iii) are Created with the use of any of the Company’s equipment, supplies or facilities, or (iv) result from, or stem from Consultant’s and\or any Representatives’ knowledge of Confidential Information, or (v) are related to the business of the Company as conducted during the Term or, to the knowledge of Consultant and\or any Representatives - proposed to be conducted in the future (each of the aforesaid: an “Invention”). Consultant shall keep and maintain adequate and current written records of all Inventions. Said records will be made available to, and shall be and remain the sole property of, the Company, at all times.

2.2.	Consultant agrees and Consultant shall ensure that its Representatives agree, that any and all of the Inventions are, upon Creation, considered Inventions of the Company. Any and all Inventions shall be the property of the Company, exclusively, and the Company shall be the sole owner of all intangible legal rights, titles and interests evidenced by, or embodied in, or connected or related to, the Inventions, including without limitation, (i) any and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof; (ii) any and all trademarks, service marks, trade dress, logos, trade names, and corporate names, domain names together with all translations, adaptations, derivations, and combinations thereof, and including any and all goodwill associated therewith, and any and all applications, registrations, and renewals in connection therewith; (iii) any and all works of authorship (regardless of the existence or non-existence of copyrightability with respect thereto), copyrights and all applications, registrations, and renewals in connection therewith; (iv) any and all trade secrets and business information; and (v) any and all other proprietary rights, industrial rights and any other similar rights - in each case (with respect to (i) through (v) above)) - on a worldwide basis, and all copies and tangible embodiments thereof, or any part thereof, in whatever form or medium (“Intellectual Property Rights”).

2.3.	Work Made for Hire. Without derogating from the generality of the foregoing, Consultant agrees that if, notwithstanding this Undertaking and the Agreement, it will be decided by an authority, court or any other competent tribunal, whether at Consultant’s and\or any Representatives’ request or otherwise, that Chapter H of the Patents Law of 1967 (the “Patents Law”) is applicable to the engagement of Consultant and\or any Representatives by the Company, then Consultant further acknowledges that any and all Inventions are deemed “works made for hire” (service inventions) as contemplated under Chapter H of the Patents Law, that all such “works made for hire” are owned by the Company and that Consultant and\or any Representatives shall not be entitled to any compensation, nor any other consideration, except as explicitly set forth in the Agreement (if at all), for creation or assignment of the same to the Company, except as explicitly set forth in the Agreement (if at all). Consultant acknowledges and agrees that the consideration under the Agreement and all other engagement terms under the Agreement shall constitute the sole consideration and remuneration for any Inventions, including, without limitation, “works made for hire”, regardless of the current or future value of the Invention. Consultant understands and agrees that the decision whether or not to commercialize or market any invention developed by Consultant and\or any Representatives (including the Inventions), solely or jointly with others, is within the Company’s sole and unfettered discretion and for the Company’s sole benefit, and that no royalty will be due to Consultant and\or any Representatives as a result of the Company’s efforts to commercialize or market any such invention (including the Inventions). Without limitation of the foregoing, Consultant irrevocably confirms that the consideration explicitly set forth in the Agreement is in lieu of any rights for compensation that may arise in connection with the Inventions under applicable law and Consultant waives any right to claim royalties or other consideration with respect to any Invention, including under Section 134 of the Patents Law. This Section 2.3 shall be deemed as an “agreement” for purposes of Section 134 of the Patents Law. In no event will any Inventions become the property of Consultant and the provisions of Section 132(b) of the Patents Law shall not apply. With respect to all of the above, any oral understanding, communication or agreement shall be void, except and unless the content thereof is expressly reflected in a document which is signed by the Company.

2.4.	Assignment. To the extent necessary in order to vest fully in the Company all rights in and to all Inventions and all Intellectual Property Rights (to the extent legally possible), Consultant hereby irrevocably and unconditionally assigns to the Company, for no additional consideration, Consultant’s entire right, title and interest in and to all Inventions and Intellectual Property Rights therein, including the right to sue, counterclaim and recover for all past, present and future infringement, misappropriation or dilution thereof, and all rights corresponding thereto – in each case - throughout the world.

2.5.	Exclusion of Prior Inventions. This Undertaking and the assignment herein shall not include inventions, if any, patented or unpatented, which Consultant made prior to the commencement of Consultant’s engagement with the Company (“Prior Inventions”). Consultant shall not incorporate, or permit to be incorporated, any Prior Inventions in any Inventions, nor shall Consultant use or exploit any Prior Inventions – in each case - without the Company’s prior written consent. If, despite the forgoing, in the course of engagement with the Company, Consultant will incorporate a Prior Invention into a Company product, service or Invention, or Consultant will otherwise use or exploit a Prior Invention without having received the Company’s prior written consent, Consultant hereby grant the Company a nonexclusive, royalty-free, irrevocable, perpetual, unlimited worldwide license (with rights to sublicense through multiple tiers of sublicenses) to make, have made, modify, use and/or sell and/or otherwise use and exploit in any manner, as the Company may wish, said Prior Invention and products or services based thereon, to the full extent of Consultant’s rights in such Prior Invention.

2.6.	Power of Attorney. Consultant hereby covenants and agree to perform, during and after engagement, any acts reasonably required by the Company to permit and assist the Company, at the Company’s expense (provided that, during the term of Consultant’s engagement with the Company, no additional expense shall be charged to the Company, other than payments set forth in the Agreement), in obtaining, maintaining, defending and enforcing the Intellectual Property Rights in any and all countries, and generally cooperate reasonably, to aid the Company in its attempts to obtain, secure and enforce proper protection for the Inventions and the Intellectual Property Rights (including, to the extent necessary, the assignment and transfer thereof to the Company and its successors, assigns and nominees), in any and all jurisdictions. Such acts may include, but are not limited to, the execution of documents and assistance or cooperation in legal proceedings; provided that, following the term of Consultant’s engagement with the Company, Consultant and shall not be required to perform any act, or cooperate, in a manner which would unduly interfere with Consultant’s affairs and activities. Consultant hereby irrevocably appoint the Company as Consultant’s true and lawful attorney and attorney-in-fact, to act for and on Consultant’s behalf and instead of Consultant, to execute and file any documents and instruments, and to do such other acts and things as may be necessary or appropriate, in order to give effect and further the above purposes and the intentions contained in this Undertaking, with the same legal force and effect as if executed by Consultant.

2.7.	No Contestation. Consultant hereby undertake that Consultant shall not, directly or indirectly, take any action to contest the Company’s rights in any of the Inventions and/or Intellectual Property Rights, or infringe them in any way, nor shall Consultant, directly or indirectly, make a claim for and/or sue and/or demand, any additional compensation for creation or assignment of Inventions beyond the consideration set forth in the Agreement.

2.8.	Moral Rights Waiver. In connection to any work of authorship, Consultant hereby forever waive, and agree never to assert, any rights that may be known as or referred to as “moral rights”, including all rights of paternity, integrity, any right to object to any distortion or other modification of a work and any other similar right, existing under the law of any country in the world or under any treaty, and Consultant hereby consents to any action that would violate such “moral rights” in the absence of such consent.

2.9.	The obligations set forth in this Section 2 are perpetual, and shall survive any termination of the Agreement and of Consultant’s engagement with the Company. This Section 2 shall be deemed as an “agreement” for the purposes of Section 35 of the Copyrights Law 2008.

2.10.	Consultant shall ensure that its Representatives are aware of the Consultant’s undertakings under this Section 2 and shall ensure that each Representative will acknowledge and agree to the provisions hereunder as if undertook directly by such Representative – each with respect to itself.

3.	General

3.1.	Non-Disparagement. Consultant undertakes that it will not at any time make, publish or communicate to any person or entity, or in any public forum, any defamatory or disparaging remarks, comments or statements concerning the Company or its business, or - with respect to their relationship with the Company - any of its employees, officers, directors and shareholders and other associated third parties.

3.2.	Definition of the Company. In this Undertaking, the term “the Company” shall, except with respect to ownership of Confidential Information, Inventions and Intellectual Property Rights, also include, as applicable, the Parent Company and any entity: (i) which holds – directly or indirectly - more than fifty percent of the issued share capital or voting power in the Company; (ii) in which the Company holds – directly or indirectly - fifty percent or more of the issued share capital or voting power; or (iii) in which a parent company holds – directly or indirectly - fifty percent or more of the issued share capital or voting power.

3.3.	Necessity of Undertakings. Consultant recognizes and agree that: (i) this Undertaking is necessary and essential to protect the Company’s business and to realize and derive all the benefits, rights and expectations of conducting the Company’s business; (ii) the duration and unlimited geographical application of the protective covenants contained in this Undertaking are reasonable in order to protect its legitimate interests with respect to the subject matter hereof; and (iii) the provisions of this Undertaking serve as an integral part of the terms of Consultant’s and engagement and that good and valuable consideration exists under the Agreement, for Consultant to be bound by the provisions of this Undertaking.

3.4.	Injunctive Relief. Consultant recognizes and acknowledges that in the event of a breach or threatened breach of this Undertaking by Consultant, the Company may suffer irreparable harm or damage and will, therefore, be entitled to injunctive relief to enforce this Undertaking (without limitation to any other remedy at law or in equity).

3.5.	Consultant shall be responsible for enforcing the terms of this Undertaking vis-à-vis any of its Representatives, and shall be liable for any breach of the terms of this Undertaking by any of its Representatives, as if such breach was a breach of the Consultant of this Undertaking.

I, THE UNDERSIGNED, ACKNOWLEDGES THAT I AM FAMILIAR WITH THE ENGLISH LANGUAGE AND DO NOT REQUIRE TRANSLATION OF THIS UNDERTAKING TO ANY OTHER LANGUAGE. I FURTHER ACKNOWLEDGE THAT I HAVE BEEN ADVISED BY THE COMPANY THAT I MAY CONSULT AN ATTORNEY BEFORE EXECUTING THIS UNDERTAKING AND THAT I HAVE BEEN AFFORDED AN OPPORTUNITY TO DO SO.

IN WITNESS WHEREOF, the undersigned, has executed this Undertaking:

Printed Name:	Bianca Meger	Signature:	/s/Bianca Meger

Exhibit A1

Prior Inventions

None

/s/Elchanan Maoz	Bianca Meger
The Company	The Consultant

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